Exhibit 99.1
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Park GP, Inc.
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P.O. Box 34729-North Kansas City, MO 64116



June 28, 2004

To the Holders of Shares in Tower Properties Company

RE:   Offer to Purchase Shares of Common Stock for $185.00



Dear investor

We are offering you an opportunity to sell your shares of common stock (the "Shares") in Tower Properties Company (the "Company") for cash in the amount of $185.00 per Share, which amount will be reduced by 1) any distributions declared or paid by the Company after June 1, 2004 and 2) any transfer fees charged by the transfer agent. Our offer provides you with an opportunity to sell your Shares now without costly commission costs.

Our offer provides shareholders with an opportunity to:

        o  Receive cash now.

        o  Sell an investment which has made no distributions for several years.

        o  Sell  the  Shares   directly   without  any   brokerage   or  selling
           commissions.

        o  Reposition the funds in a more liquid and less volatile investment.

We will accept for purchase properly documented Shares on a "first-received, first-buy" basis. You will be paid promptly following confirmation from the directors or officers of a valid, properly executed Agreement of Transfer and other required transfer documents. The Company controls the timing of transfers and confirmations and therefore, we cannot predict how long the process will take, or if your transfer will be accepted. You can contact the Company and find out how often they transfer Shares. Upon our receipt and acceptance, all tenders of Shares will be irrevocable and may not be rescinded or withdrawn.

An Agreement of Transfer is enclosed which you can use to accept our offer. Please execute page 2 of this document, as well as the Power of Attorney. Obtain all other required signatures and return it in the enclosed envelope. Please note that all signatures must be medallion guaranteed. The transfer cannot be processed without signatures that are medallion guaranteed and failure to obtain them will result in needless delays. In addition, please include your original Certificate in the enclosed envelope, if available. We encourage you to act immediately if you are interested in accepting our offer, as only 2,000 Shares will be purchased.

Our offer will expire at 5:00 pm on July 30, 2004, unless extended. At this time there are no plans to extend this offer. However, if we have not purchased the maximum number of Shares, we may extend the offer periodically for periods of up to six weeks until we do so.

Please call Michele Berry at (816) 303-4500, extension 120 if you have any questions.

General Information:
o We are real estate investors who are not affiliated with the Company or its directors or officers. The directors and officers of the Company have not analyzed, approved, endorsed or made any recommendation as to acceptance of the offer. We have equity commitments available for this purchase in excess of the maximum Shares we are willing to purchase multiplied by the purchase price offered. We are seeking to acquire Shares for investment purposes only and not with a view to their resale.
      We did not prepare a formal valuation of the Company to determine our offering price. Our price is based on the public market for these Shares.
o If you wish to receive information on the operations of the Company, including select financial data as contained in the most recent 10-K or 10-Q, the information is available at www.sec.gov or can be requested in writing from the Company.
o At this time, we have no future plans to purchase more than 2,000 Shares of the 176,924 outstanding Shares. Currently, Park GP Inc. and its affiliates own 868 Shares.
o Our offer is made on a "first received, first-buy" basis. We may buy our maximum before the expiration date of this offer. In addition, if you do respond, another party could make a higher offer at a later date and you would not have the ability to withdraw your Shares and receive the higher price.
o This agreement shall be deemed to have been made in the State of Missouri and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, including but not limited to the rights of the holder of the Shares, shall be determined under, governed by, construed in accordance with internal laws of the State of Missouri, without regard to principles of conflicts of law. Any litigation with respect to these Shares shall be filed in a court which sits in Kansas City, Missouri or at the option of the holder of these Shares in any other forum in which the holder initiates proceedings and has jurisdiction over the subject matter and the parties in controversy. The Seller hereby waives any right it may have to assert the doctrine of forum non conveniens or to object to venue and the
      Seller stipulates that any forum located in Kansas City, Missouri shall have in personam jurisdiction and venue over the Obligor for purposes of such litigation. Service of process sufficient for personal jurisdiction in any action against the Seller may be made by registered or certified mail, return receipt requested.
o Please contact your tax advisor about your specific tax consequences, as each investor may have different results.
o The directors or officers of the Company, if aware of this offer, must make a recommendation to security holders regarding the offer within 10 business days of commencement.
o Our offer is $185.00 per Share, and will be reduced by distributions by the Company after June 1, 2004, and any applicable transfer fees. You will receive the full price per Share, regardless of whether a distribution is made. However, if a distribution is received by you after June 1, 2004, you will receive a portion of the proceeds from the Company (i.e., the distribution) and the remainder from Park GP, Inc.
o Trades for Tower Properties Company had a 52 week range of 166.10 - 225.00 as of June 14, 2004.
o The last bid we are aware of for Tower Properties Company was $225.00 June 2, 2004.

Risk Factors: In considering our offer, we urge you to think about the following factors:
o     Although we cannot  predict the future value of the Company's assets on a per Share basis, our offer could differ significantly from the net proceeds that would be realized on a per Share basis from a current sale of the Company's loans or that may be realized upon a future liquidation of the Company.
o Our price is based on our review of the information listed above. We have not prepared our own valuation to determine our offer price, and the offer price does not necessarily reflect the true market price of the Shares. Further, we are not aware of any valuations prepared by the Company's management.
o We are making this offer with a view to making a profit. Accordingly, there may be a conflict between our desire to acquire the Shares at a low price and your desire to sell the Shares at a high price. Although we  are  not  aware  of  any  plans to  liquidate  the  Company,  we would
      benefit  to  the  extent  the  amount  per  Share  we  receive  in     the
      liquidation exceeds the offer price, if any. No independent person has been retained to evaluate or render any opinion with respect to the fairness of our offer price and we make no representation as to such fairness.
o We believe the Company is not currently charging any transfer fees. This practice could change and the directors or officers could start charging transfer fees on a per trade, per Share, or other basis. The Seller is responsible for paying these fees.
o If you agree to sell your Shares to us, you may not withdraw the Shares, unless we reject your Shares. Confirmation of the transfer may take a significant amount of time due to the fact that the Directors or officers control the timing of confirmation of the transfers. Therefore, you could agree to sell and not receive the proceeds of the sale for an extended period. During this time, you would not have the right to withdraw your agreement to sell for any reason, including in the event the market price for the Shares increased or another party made a higher offer.

OUR OFFER IS LIMITED TO 2,000 OF THE 176,924 OUTSTANDING SHARES. If we receive more 2,000 Shares, we will not accept on a pro rata basis. As such, only the first Shares received will be purchased.